Exhibit 5.5

TROUTMAN SANDERS LLP
Attorneys at Law
Bank of America Plaza
600 Peachtree Street, NE, Suite 5200
Atlanta, Georgia 30308-2216
404.885.3000 telephone
404.885.3900 facsimile
troutmansanders.com

May 2, 2017

Linette Quality Chocolates, Inc.

26 Cook Street

Billerica, Massachusetts 01821

Treehouse Foods, Inc.

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Georgia counsel to Linette Quality Chocolates, Inc., a Georgia corporation (the “Georgia Guarantor”), in connection with the filing of that certain Registration Statement on Form S-3 on the date hereof (the “Registration Statement”) by Treehouse Foods, Inc., a Delaware corporation (the “Company”), the Georgia Guarantor and the other registrants named therein, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to those terms in the Registration Statement.

The Registration Statement relates to the offer and sale by the Company from time to time under the Securities Act of, among other things: (1) such indeterminate principal amount of senior debt securities of the Company (the “Senior Debt Securities”); (2) such indeterminate principal amount of subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and (3) such guarantees of the Debt Securities by the Georgia Guarantor and the other guarantors named in the Registration Statement (the “Guarantees”).

In connection with delivery of this opinion letter, we have reviewed originals or facsimile or electronic copies of the following documents:

(1)	the Registration Statement;

ATLANTA    BEIJING    CHARLOTTE    CHICAGO    HONG KONG     NEW YORK    ORANGE COUNTY    PORTLAND    RALEIGH

RICHMOND    SAN DIEGO    SAN FRANCISCO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

May 2, 2017

(2)	the Articles of Incorporation of the Georgia Guarantor, as certified by the Secretary of State of Georgia on April 13, 2017;

(3)	the Amended and Restated Bylaws of the Company, as certified by an officer of the Georgia Guarantor;

(4)	a certificate of existence for the Georgia Guarantor, issued by the Secretary of State of Georgia dated May 1, 2017;

(5)	a certificate of the Secretary of the Company dated May 2, 2017;

(6)	the form of indenture for the Senior Debt Securities, filed as Exhibit 4.4 to the Registration Statement (the “Senior Note Indenture”); and

(7)	The form of indenture for the Subordinated Debt Securities, filed as Exhibit 4.5 to the Registration Statement (the “Subordinated Note Indenture” and, together, with the Senior Note Indenture, the “Indentures”).

The documents described in (2) through (5) are sometimes referred to herein as the “Organizational Documents.” The documents described in (6) and (7) above are sometimes referred to herein as the “Guarantee Documents.”

Based upon and subject to the foregoing and the assumptions, qualifications and exceptions set forth below, we are of the opinion that:

1. The Georgia Guarantor is a corporation validly existing under the laws of the State of Georgia.

2. The Georgia Guarantor has the corporate power and authority to authorize the performance, issuance and sale by the Georgia Guarantor of a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indentures and any supplements thereto as contemplated by the Registration Statement.

3. The execution, delivery and performance by the Georgia Guarantor of the Indentures and any supplements thereto with respect to any Guarantee applicable to the Georgia Guarantor and the issuance of any Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) applicable to the Georgia Guarantor will be duly authorized by all necessary corporate action when (a) the specific terms of the particular series of Debt Securities and such Guarantee applicable to the Georgia Guarantor have been duly established as contemplated by the Registration Statement and in accordance with the terms of the applicable Indenture and any duly authorized supplements thereto and authorized by all necessary corporate, partnership and limited liability action of the Company, the Georgia Guarantor and the other parties thereto, as applicable, and (b) the applicable series of Debt Securities to which the Guarantees applicable to the Georgia Guarantor relate shall have been duly executed, issued and delivered against payment therefor by the Company as contemplated by the Registration Statement in accordance with the terms of the applicable Indenture.

May 2, 2017

In rendering the foregoing opinions, we have assumed that, at the time of the issuance, sale and delivery of any Guarantee (the “Relevant Time”) by the Georgia Guarantor: (a) the Registration Statement and any supplements and amendments thereto will be effective and will comply with all applicable laws; (b) a prospectus supplement will have been prepared and filed with the Commission sufficiently describing the Debt Securities and Guarantees applicable to the Georgia Guarantor offered thereby and will comply with all applicable laws; (c) all Debt Securities and Guarantees applicable to the Georgia Guarantor will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement relating thereto; (d) the applicable Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a legally sufficient Statement of Eligibility on Form T-1 shall have been properly filed with the Commission; (e) a definitive purchase, underwriting or similar agreement and any other necessary agreement, certificate, instrument or document with respect to any Debt Securities and Guarantees applicable to the Georgia Guarantor offered or issued will have been duly authorized by all necessary corporate action of the Georgia Guarantor and duly executed and delivered by the Georgia Guarantor and the other parties thereto; (f) the execution, delivery and performance by the Georgia Guarantor of the applicable Indenture and a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by the Georgia Guarantor of the applicable indenture and the Guarantee will not (i) contravene or violate the Organizational Documents, or any law, rule or regulation applicable to the Georgia Guarantor, (ii) result in a default under or breach of any agreement or instrument binding upon the Georgia Guarantor, or any order, judgment or decree of any court or governmental authority applicable to the Georgia Guarantor, or (iii) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (g) the authorization by the Georgia Guarantor of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Georgia Guarantor, as described above, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents; (h) the applicable Indenture will not have been modified or amended (other than by a supplemental indenture establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Guarantee); and (i) the Organizational Documents of the Georgia Guarantor, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further relied, without investigation, upon the following assumptions: (1) each natural person involved on behalf of the Georgia Guarantor will have, at the time of execution and at the Relevant Time, sufficient legal capacity to enter into and perform the transactions contemplated by the Guarantee Documents or to carry out such person’s role in such transactions; and (2) the final form of each form document submitted to us for review (e.g., the

May 2, 2017

Indentures) will be executed, delivered and performed in a manner substantially similar to the form we reviewed, each other document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

This opinion is limited to the laws of the State of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia. The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP